Exhibit 10.5

                           EXCLUSIVE AGENCY AGREEMENT

      THIS AGREEMENT (this "Agreement") is made effective as of the 21st day of October, 2004 (the "Effective Date"), by and between El Capitan Precious Metals, Inc., a Nevada corporation having its principal office at 10876 East Tierra, Scottsdale, Arizona 85261 (hereinafter referred to as "El Capitan"), and AFC Trade Services Corporation, LLC, a Delaware limited liability company having offices at 17770 North Pacesetter Way, Suite 200, Scottsdale Arizona 85255 (hereinafter referred to as "Representative").

                                    Recitals

         A. El Capitan wishes to sell iron ore to buyers based in Asia.

         B. Representative possesses expertise in the marketing and sale of iron ore to buyers based in Asia.

         C. El Capitan desires to engage Representative to act as El Capitan's representative in connection with the solicitation and sale of iron ore to buyers based in Asia, and Representative desires to be engaged for such purpose, upon the terms and conditions set forth herein. El Capitan further wishes to compensate Representative for services provided to El Capitan prior to the date hereof.

         NOW THEREFORE in consideration of the foregoing recitals, the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       APPOINTMENT

         Subject to the terms and conditions of this Agreement, El Capitan appoints Representative as El Capitan's exclusive representative for the solicitation and sale of iron ore to buyers based in Asia.

2.       COMPENSATION

         As sole compensation and payment in full for the services rendered by Representative under this Agreement, El Capitan shall provide compensation as provided in this Section 2, subject to the terms and conditions of this
Agreement:

      a) As promptly following the Effective Date as can be arranged with El Capitan's transfer agent, El Capitan shall deliver to Representative a certificate representing 1,536,859 restricted shares of El Capitan's Common Stock (the "Shares").

      b) On the Effective Date, El Capitan shall provide a nonrefundable commission advance to Representative in the amount of $100,000. Such amount shall be applied against El Capitan's obligation to pay commissions as provided in Section 2(c) - (h) below.

      c) El Capitan shall pay Representative a commission of two dollars (USD2.00) per metric ton of iron ore for which El Capitan has received payment from a buyer in Asia as a result of Representative's efforts. If the customer has made partial payment, El Capitan shall pay a prorated commission to Representative, with the balance of the commission due when full payment is received by El Capitan. No commission on a sale is earned by or due to Representative until El Capitan has received payment from the customer. The commission obligation described in this subparagraph 2(c) shall survive the expiration of this Agreement.

      d) Commissions are due and payable within 10 business days following completion of the calendar month in which El Capitan's customer has paid El Capitan, and shall be accompanied by a statement reasonably detailing the commission calculation.

      e) There shall be deducted from any sums due Representative an amount equal to commissions previously paid or credited on allowances or refunds paid or credited to the customer for any reason by El Capitan, including without limitation the customer's bankruptcy, insolvency or any other reason. The foregoing amounts shall be refunded by Representative if no further commissions are due.

      f) All orders obtained by Representative are subject to approval by El Capitan, and El Capitan reserves the right, in its sole discretion, with or without notice or cause, to accept, reject, or cancel any order or portion thereof submitted by Representative, or having accepted any such order, El Capitan may decline to fill the same without any liability for any commissions thereon. All sales quotations made by Representative to customers or prospective customers must be made expressly subject to El Capitan's approval, and El Capitan shall be under no obligation to sell any iron ore until it delivers written acceptance of an order to the customer. Representative agrees that any failure to supply any iron ore, making only partial shipment, delayed shipment, or no shipment at all, for any reason whatsoever, against any order solicited by Representative, shall not render El Capitan liable or responsible in any way to Representative.

      g) Representative shall not solicit orders from persons, corporations or other entities outside Asia. Representative understands that no commissions or other compensation will be paid on sales outside Asia.

      h) Notwithstanding the provisions of this Article 2, El Capitan shall not be required to pay to Representative any commission whatsoever in the event payment of such fee is illegal, or shall become illegal. However, in this event, the parties will attempt, in good faith, to amend this Agreement so as to conform to the then current law.

3. REPRESENTATIVE'S RELATIONSHIP AND CONDUCT OF BUSINESS

      a) Representative shall render expert advice and assistance to El Capitan and utilize its best efforts to secure purchasers of iron ore based in Asia, including maintaining active communications with El Capitan and supplying timely information to allow El Capitan to adjust to changing market conditions. Representative will provide El Capitan information reasonably available and necessary with regard to each prospective purchaser.

      b) Representative shall provide assistance in closing sales transactions and shall assist in the maintenance and continuation of customer relationships following the execution of purchase agreements for iron ore.

      c) Representative shall have no authority, actual or implied, to bind or commit El Capitan in any way. Representative's authority under this Agreement is limited to soliciting orders for the purchase of iron ore by buyers based in Asia at the prices and on the terms of sale established by El Capitan.

      d) Representative shall conduct all of its business in its own name and pay all expenses and disbursements incurred by Representative in the performance of all duties hereunder.

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

      e) Representative shall conduct its business in accordance with the highest professional ethics, and shall be truthful, accurate and not misleading in any communications to El Capitan, customers or others about or regarding El Capitan, the iron ore, and El Capitan's business or personnel.

      f) Representative is an independent contractor. Nothing in this Agreement shall be constructed to constitute Representative as the partner, employee or agent of El Capitan; each party shall at all times remain independent and responsible only for its own actions. Representative shall not undertake any action on behalf of El Capitan except as contemplated herein without El Capitan's express prior written authorization.

      g) During the term of this Agreement (including any renewals or extensions thereof) and for a period of one year after termination, Representative agrees that it shall not participate, directly or indirectly, in other contractual or business relationships that are or may become competitive with the efforts of El Capitan or Representative to sell iron ore as contemplated hereunder. As part of the obligation provided by the preceding sentence, Representative agrees that Representative shall not, either directly or indirectly, solicit, attempt to solicit, take away, attempt to take away, or otherwise interfere with El Capitan's relationship with any existing customer (or prospective customer under active consideration by El Capitan) as of the date hereof or any person that becomes a customer or prospective customer of El Capitan during the term of this Agreement (including any renewals or extensions thereof).

4. COMPLIANCE WITH LAW.

      a) Representative agrees that in carrying out its duties and responsibilities under this Agreement, it will neither undertake, nor cause nor permit to be undertaken, any activity which either (i) is illegal under any laws, decrees, rules or regulations in effect in the United States or any country in Asia in which Representative does business on behalf of El Capitan, or (ii) would have the effect of causing El Capitan to be in violation of any laws, decrees, rules or regulations in effect in the United States or in any country in Asia in which Representative does business on behalf of El Capitan.

      b) Representative agrees that, in connection with this Agreement, it will not, directly or indirectly, give, offer, promise, authorize, or tolerate to be given, offered or promised, anything of value to an official or employee of the government of any country in Asia in which Representative does business on behalf of El Capitan or of any subdivision thereof with the intent to (i) influence any official act or decision of such official or employee, or (ii) induce such official or employee to use its influence to affect or influence any act or decision of the government of any country in Asia in which Representative does business on behalf of El Capitan or of any subdivision thereof.

      c) Representative agrees that, in connection with this Agreement, it will not directly or indirectly give, offer, promise, authorize, or tolerate to be given, offered or promised anything of value to another person knowing or having reason to know that such thing of value is to be given, offered or promised to an official or employee of the government of any country in Asia in which Representative does business on behalf of El Capitan or of any subdivision thereof with the intent to (i) influence any official act or decision of such official or employee, or (ii) induce such official or employee to use its influence to affect or influence any act or decision of the government of any country in Asia in which Representative does business on behalf of El Capitan or of any subdivision thereof.

      d) Representative further agrees and warrants that no owner, shareholder (direct or beneficial), officer, director, employee or representative of Representative is an official of any government, as that term is used in this paragraph, nor will Representative employ such an official. Representative shall immediately inform El Capitan of any material change in the ownership or control of Representative.

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

      e) For the purpose of this Article 4, the term "official or employee of the government of any country in Asia in which Representative does business on behalf of El Capitan" shall include any political party or any official thereof or any candidate for foreign public office.

      f) Representative hereby warrants and represents to El Capitan that neither the laws, nor regulations of any country in Asia in which Representative does business on behalf of El Capitan prohibit, in any way, (i) the entering into, and complete performance by the parties of all of the provisions of this Agreement; or (ii) the payment by El Capitan to the Representative of the compensation described in Article 2 of this Agreement.

      g) Representative hereby acknowledges and agrees that should the tender, bid, procurement, or contract provisions of any particular sales opportunity related to the sale of El Capitan's iron ore in any country in Asia in which Representative does business on behalf of El Capitan prohibit the use of a Representative or Representative, or prohibit the payment of sales commission to such Representative or Representative, the Representative's appointment hereunder with respect to such particular sales opportunity shall immediately terminate and El Capitan shall have no obligation whatsoever to the Representative to pay any sales commissions pursuant to the provisions of
Article 2 hereof with respect to such particular sales opportunity.

      h) If Representative breaches any of the covenants set forth in Article 4
a), b), c), d) or f) above: (i) El Capitan shall have the right to immediately terminate the Agreement for cause; (ii) El Capitan shall have a right of action against Representative for the amount of any monetary payment or thing of value made or given by the Representative in breach of any of the above-mentioned covenants; (iii) all obligation by El Capitan to pay Representative sales commissions pursuant to Article 2 of this Agreement shall cease; and (iv) Representative shall indemnify El Capitan for any penalty, loss or expenses incurred by El Capitan as a result of Representative's breach of any of its obligations under this Article 4.

5.       TAXES

      Representative acknowledges and agrees that it shall be solely responsible to report to the applicable tax authorities all commissions or other compensation earned and to pay all federal, state, local income and self-employment taxes and other assessments required to be paid by Representative under the law. El Capitan shall, to the extent it is legally required to do so, file all necessary tax information and reports to the federal, state and local taxing authorities, including without limitation, an Internal Revenue Service Form 1099, to report Representative's income. El Capitan shall not withhold any amounts for payment of income taxes, social security taxes, disability or unemployment insurance payments from commissions or other compensation earned by Representative, unless specifically required to do so by law. The provisions of this paragraph shall survive the expiration or termination of this Agreement.

6.       CONFIDENTIALITY

      All information obtained by Representative in connection with this Agreement, including, but not limited to, technical and cost information furnished to Representative by El Capitan or by a customer or potential customer in connection with El Capitan's proposals, bids, quotations, or contracts, and customer or prospective customer names, shall be the property of El Capitan and shall be treated by Representative as confidential proprietary information which Representative shall not disclose to any third party (including any customer or potential customer) except with the prior written approval of El Capitan in each instance. Representative agrees if it receives technical information it will provide a written assurance that such information will not be re-exported to any country in violation of the United States Export Administration Regulations. This obligation of confidentiality shall survive the expiration or termination of this Agreement and any extension thereof.


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

7. TRADEMARKS AND TRADE NAMES

      a) El Capitan expressly prohibits any direct or indirect use, reference to, or other employment of the name, trademarks, or trade names of El Capitan, or its suppliers (including any abbreviation, modification, or variance thereof), except as specified in this Article 6 or as expressly authorized by El Capitan in writing.

      b) Representative may describe itself as a El Capitan's representative during the term of this Agreement. Representative shall not use El Capitan's trademark or trade name as part of Representative's name or mark or in any other manner which would cause a reasonable person to infer that Representative has any affiliation with El Capitan other than the right expressly given in this Agreement.

      c) Representative shall, upon termination or expiration of this Agreement, discontinue any use of trademarks or trade names of El Capitan in any advertising or other material relating thereto.

8. TERM AND TERMINATION

      a) This Agreement shall commence on the Effective Date and shall continue for a period of 10 years from the Effective Date (the "Term"); provided, however, that the parties may mutually agree to extend the Term for successive twelve (12) month periods, unless earlier terminated by either party as provided herein.

      b) Notwithstanding Section 7(a), this Agreement may be terminated by El Capitan upon 30 days notice in the event Representative: (i) breaches any of its obligations hereunder and fails to cure such breach within 30 days after receipt of written notice; or (ii) has a bona fide action taken against it under Federal or state bankruptcy or insolvency laws related to the relief of debtors, becomes insolvent or makes an assignment for the benefit of its creditors or any general arrangement with its creditors or admits, in writing, inability to pay debts as they mature. Representative shall give El Capitan immediate notice of the occurrence of the foregoing events described in this paragraph.

      c) In the event of the termination of this Agreement, Representative agrees that El Capitan shall not be liable for (i) prior efforts in promoting goodwill for either El Capitan or its products; (ii) any costs incurred in the performance of this Agreement, or (iii) any loss of profits or any losses, damages, costs, and expenses arising from or with respect to such termination.

9. LIMITATION OF LIABILITY

      IN NO EVENT WHETHER AS A RESULT OF BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY, OR OTHER TORT, OR OTHERWISE, SHALL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR REVENUE) IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE.

10.      ARBITRATION

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

      Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in the County of Maricopa, Arizona in accordance with the Rules of the American Arbitration Association ("AAA") by a single arbitrator to be designated by AAA, and judgment upon the decision rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any decision by the arbitrator shall be final and binding, and except in cases of fraud or gross misconduct by the arbitrator, the decision rendered shall not be appealable. The prevailing party in the arbitration proceeding shall be entitled to recover attorney's fees, all reasonable out-of-pocket costs and disbursements, as well as any and all charges which may be made for the arbitration's cost and the fees of the arbitrator.

11. INVESTOR REPRESENTATIONS AND WARRANTIES Representative acknowledges, warrants and represents to El Capitan as follows:

      a) Representative has obtained and reviewed (i) El Capitan's Quarterly Reports on Form 10-QSB for the quarters ended December 31, 2003, March 31, 2004 and June 30, 2004; Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003; Information Statement on Schedule 14C filed with the SEC on June 28, 2004; and press releases issued on September 23, 2004, September 20, 2004, September 2, 2004, and July 28, 2004; and (ii) any other documents specifically requested by Representative (all such documents are collectively referred to hereinafter as the "Disclosure Documents").

      b) Representative has, either alone or with the assistance of a professional advisor, sufficient knowledge and experience in financial and business matters that Representative believes himself/herself (or itself) capable of evaluating the merits and risks of the prospective investment in the Shares and the suitability of an investment in El Capitan in light of Representative's financial condition and investment needs, and legal, tax and accounting matters.

      c) Representative has been given access to full and complete information regarding El Capitan and has utilized such access to Representative's satisfaction for the purpose of obtaining information in addition to, or verifying information included in, the Disclosure Documents. Particularly, Representative has been given reasonable opportunity to meet with and/or contact El Capitan representatives for the purpose of asking questions of, and receiving answers from, such representatives concerning any additional information, to the extent reasonably available, necessary to verify the accuracy of information provided in the Disclosure Documents.

      d) Representative recognizes that an investment in the Shares involves a high degree of risk, including but not limited to the risk of losing Representative's entire investment in El Capitan.

      e) No federal or state agency, including the United States Securities and Exchange Commission or the securities commission or authority of any state, has approved or disapproved the Shares, passed upon or endorsed the merits of the Shares or the accuracy or adequacy of the Disclosure Documents, or made any finding or determination as to the fairness or fitness of the Shares for public sale.

      f) Representative has relied upon the advice of Representative's legal counsel and accountants or other financial advisors with respect to tax and other considerations relating to the Shares. Representative is not relying upon El Capitan with respect to the economic considerations involved to make an investment decision in the Shares.

      g) It is Representative's intent to acquire the Shares for the account of Representative, for investment purposes and not with a view to resale of the Shares in connection with any distribution thereof.

      h) Representative intends to receive and hold the Shares for Representative's own account.

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

      i) Representative has no contract, undertaking, agreement or arrangement with any person or entity to sell or otherwise transfer the Shares to any such person or entity or to have any such person or entity sell the Shares on Representative's behalf.

      j) Representative, if other than an individual, represents and warrants that (i) it was not organized for the specific purpose of acquiring the Shares, and (ii) this agreement has been duly authorized by all necessary action on the part of Representative, has been duly executed by an authorized officer or representative of Representative, and is a legal, valid and binding obligation of Representative enforceable in accordance with its terms.

      k) With respect to the registration status and transferability of the Shares (in addition to restrictions noted above), Representative understands, acknowledges and agrees that:

            i) The Shares have not been registered under the Securities Act of 1933 (the "Act") or under applicable state securities laws on the grounds that they are being issued in a transaction not involving a public offering and that, consequently, such transaction is exempt from registration under the Act and applicable state securities laws. El Capitan will rely on Representative's representations herein as a basis for the exemption from the Act's registration requirements.

            ii) The Shares may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement or appropriate exemption from registration under applicable law (including without limitation Rule 144 under the Act) and, as a result, Representative may be required to hold the Shares for an indefinite period of time.

            iii) Certificates representing the Shares will bear a legend substantially in the following form:

                  The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or the securities law of any state. Such securities have been acquired for investment and without a view to their distribution and may not be sold or otherwise disposed of in the absence of any effective registration statement for such securities under the Securities Act of 1933, as amended, and under applicable state securities laws, unless an exemption from registration is available under applicable securities laws.

12. PRECIOUS METALS

      Representative shall be El Capitan's exclusive agent for sales of precious metals into Asia, provided that the parties shall have entered into a mutually acceptable agreement providing market-based terms with respect thereto.

13. GENERAL

      a) This Agreement is the entire agreement between El Capitan and Representative and supersedes all prior oral and written communications and agreements with respect to the subject matter hereof. Any amendment or modification thereto shall be in writing and shall be executed only by duly authorized representatives in the same manner as this Agreement.

      b) The provisions of this Agreement are severable, and if any one or more such provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions or portions thereof shall, nevertheless, be binding on and enforceable by and between the parties hereto.

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

      c) Any and all notices required or permitted to be given by any of the provisions of this Agreement must be in writing and shall be deemed to have been sufficiently given only when either delivered personally against receipt therefor or when sent by a commercial courier, return receipt requested, postage prepaid, addressed to El Capitan at its principal place of business as set forth above and to Representative at its principal place of business as set forth above, or to such other address of which El Capitan or Representative, as the case may be, shall give written notice from time to time in the required manner.

      d) Representative agrees that neither this Agreement nor any of the rights and obligations of Representative hereunder, including the right to receive payment of commissions, shall be assigned voluntarily or by operation of law without prior written consent of El Capitan. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and/or permitted assigns of the parties.

      e) This Agreement is entered into voluntarily. Representative has read, understands, and agrees to all of the provisions of this Agreement. Both parties have had a full opportunity to consult attorneys or other advisers of their choosing with regard to this Agreement. This Agreement shall not be construed in favor of or against either party.

      f) Representative shall be solely responsible for consideration or compensation (if any) owed or owing in any form or fashion to Scott Garrison or Nick Balich, and neither El Capitan nor its subsidiaries or affiliates shall have any liability or responsibility for any such consideration or compensation.

      g) This Agreement shall be constructed according to the laws of the State of Arizona, without regard for its conflicts of laws principles.

      IN WITNESS HEREOF the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ECPN                                            AFC

By:                                             By: ____________________________
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Name:                                           Name: __________________________
     ------------------------------------

Title:                                          Title: _________________________
      -----------------------------------

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